UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2026, the Board of Directors (the “Board”) of Canopy Growth Corporation (the “Company”) approved By-Law No. 2 Advance Notice By-Law (the “Advance Notice By-Law”), which is an amendment to its current bylaws. The Advance Notice By-Law became effective upon its approval by the Board. However, pursuant to Section 103 of the Canada Business Corporations Act (the “CBCA”), the Board must submit the Advance Notice By-Law to the shareholders of the Company (the “Shareholders”) at the next meeting of Shareholders (the “Shareholders Meeting”). At the Shareholders Meeting, Shareholders may, by ordinary resolution, confirm, reject or amend the Advance Notice By-Law. If the Advance Notice By-Law is confirmed or confirmed, as amended, by the Shareholders at the Shareholders Meeting, the Advance Notice By-Law will continue in effect in the form in which it was so confirmed. If the Advance Notice By-Law is rejected by Shareholders at the Shareholders Meeting, the Advance Notice By-Law will cease to be effective from the date of such rejection, and no subsequent resolution of the Board to make, amend or repeal a by-law of the Company having substantially the same purpose or effect may be effective until it is confirmed by the Shareholders. The Company expects to submit the Advance Notice By-Law to Shareholders at its next annual general meeting of Shareholders, which is expected to take place in September 2026.

The Advance Notice By-Law establishes a formal framework governing how Shareholders may nominate directors for election at annual or special meetings of Shareholders. Its purpose is to ensure an orderly, transparent nomination process by setting clear deadlines and detailed disclosure requirements. Subject to the CBCA, applicable securities laws and the articles of the Company, only individuals nominated in accordance with the Advance Notice By-Law are eligible for election at a meeting of Shareholders. Pursuant to the Advance Notice By-Law, nominations may be made (i) by the Board, (ii) by or at the direction or request of one or more Shareholders pursuant to a proposal made in accordance with the provisions of the CBCA, or a requisition of a Shareholders’ meeting by one or more of the Shareholders made in accordance with the provisions of the CBCA, or (ii) by a Nominating Shareholder (as such term is defined in the Advance Notice By-Law) who meets ownership and procedural requirements contained in the Advance Notice By-Law.

To nominate a nominee for director, a Nominating Shareholder must, among other things, deliver a written notice containing specified information, as prescribed in the Advance Notice By-Law, to the Secretary of the Company as follows:

•	in the case of an annual meeting of Shareholders, subject to limited exceptions, no later than the 90th day before the first anniversary of the previous year’s annual meeting of Shareholders; provided, however, if the date of the annual meeting of Shareholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting of Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the later of the 90th day prior to such annual meeting of Shareholders or, if later than the 90th day prior to such annual meeting of Shareholders, the 10th day following the day on which public announcement of the date of such meeting of Shareholders is first made; and

•	in the case of a special meeting of Shareholders called to elect directors, no later than the later of the 90th day prior to such special meeting of Shareholders or the 10th day after the public announcement of the date of such special meeting of Shareholders.

Under the Advance Notice By-Law, adjournments or postponements of an annual or special meeting of Shareholders do not restart or extend the notice period referred to above.

A valid notice must include extensive information about both the proposed nominee and the Nominating Shareholder, including, among other things, all the information that would be required to be disclosed in a dissident’s proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the CBCA, the U.S. Securities Exchange Act of 1934, as amended, or any applicable securities laws.

Shareholders must update their notice after the record date for the applicable meeting of Shareholders and again shortly before the meeting of Shareholders to ensure all information remains accurate. The Board retains discretion to waive any requirement of the Advance Notice By-Law.

The foregoing description of the Advance Notice By-Law is qualified in its entirety by reference to the Advance Notice By-Law, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	By-Law No. 2 Advance Notice By-Law

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Thomas Stewart
Thomas Stewart Chief Financial Officer

Date: May 27, 2026